THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® B Share
Lincoln Level Advantage® Advisory

Supplement dated September 14, 2018 to the prospectus dated May 14, 2018

This supplement discusses changes to your Lincoln Level Advantage® variable and index-linked annuity contract. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

Investments of the Indexed Accounts – 6-Year Indexed Accounts. Beginning September 15, 2018, the 6-Year Capital Strength Net Fee IndexSM with 20% Protection Indexed Account (no Annual Lock) will be available for election. This Indexed Account is based on the performance of the Capital Strength Net Fee IndexSM (NQCAPSTNF). See the Investments of the Indexed Accounts section of your prospectus for more information.
Appendix A – Interim Value Calculation – Interim Value for Indexed Segment(s) with no Annual Locks. Line item (3) of this calculation is corrected to read:

(3) is F multiplied by (1 + (G x H)) where:

Please retain this supplement for future reference.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
LINCOLN LIFE VARIABLE ANNUITY ACCOUNT N

Lincoln Level Advantage® B Class

Supplement dated September 14, 2018 to the prospectus dated May 14, 2018

This supplement discusses a correction to your Lincoln Level Advantage® variable and index-linked annuity contract. It is for informational purposes and requires no action on your part. All other provisions of your prospectus not discussed in this supplement remain unchanged.

Appendix A – Interim Value Calculation – Interim Value for Indexed Segment(s) with no Annual Locks. Line item (3) of this calculation is corrected to read:

(3) is F multiplied by (1 + (G x H)) where:

Please retain this supplement for future reference.